Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-261037 on Form S-1 of our report dated August 31, 2021, relating to the financial statements of Fresh Grapes, LLC. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wipfli LLP

Minneapolis, Minnesota

November 29, 2021